UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2025

AppLovin Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-40325	45-3264542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1100 Page Mill Road
Palo Alto, California 94304
(Address of principal executive offices, including zip code)
(800) 839-9646
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00003 per share	APP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events
As of February 27, 2025, AppLovin Corporation (the “Company”) had approximately $1.772 billion remaining available under its share repurchase program (the “Existing Repurchase Maximum Amount”), of which the amount that may be repurchased in any fiscal quarter was limited to the amount of the Company’s Free Cash Flow (as defined in the Company’s filings with the Securities and Exchange Commission) in the preceding fiscal quarter.

On February 28, 2025, the Company’s Board of Directors authorized the modification of the share repurchase program as follows: (i) $500 million shall be immediately available for repurchase of shares of the Company’s Class A common stock (the “Current Limit”), notwithstanding the amount that otherwise would have remained available during the quarter under the prior Free Cash Flow limitation, and (ii) the Current Limit shall be increased in future quarters by the amount of Free Cash Flow generated in the preceding fiscal quarter, with the Current Limit and any increases to be carried forward and remain available for future repurchases if not used and the aggregate amount that may be repurchased not to exceed the Existing Repurchase Maximum Amount. The modifications do not change the Existing Repurchase Maximum Amount.

Repurchases may be made from time to time through open market purchases or through privately negotiated transactions subject to market conditions, applicable legal requirements and other relevant factors. Open market repurchases may be structured to occur in accordance with the requirements of Rule 10b-18. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. The repurchase program does not obligate the Company to acquire any particular amount of its Class A common stock, and may be suspended at any time at the Company’s discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLOVIN CORPORATION

Date: February 28, 2025	/s/ Matthew A. Stumpf
Matthew A. Stumpf
Chief Financial Officer